MORRISON & HECKER L.L.P.
                     ATTORNEYS AT LAW

                                2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                  Telephone 816-691-2600
                   Telefax 816-691-4208


                       July 2, 1996




Midland Realty Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

     Re: Mortgage Pass-Through Certificates

Ladies and Gentlemen:

     We have acted as your counsel in connection with the proposed issuance of Mortgage Pass-Through Certificates (the "Certificates") pursuant to the Registration Statement on Form S-3 (Registration No. 33-03885) (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by Midland Realty Acceptance Corp. ("Seller") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a pooling and servicing agreement ("Pooling and Servicing Agreement") between the Seller, a servicer, a trustee and possibly a special servicer and a fiscal agent to be identified in the Prospectus Supplement for such Series of Certificates. A form of a Pooling and Servicing Agreement is included as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied on the following: (1) the Registration Statement and the Prospectus and the form of Prospectus Supplement included therein; (2) the form of the Pooling and Servicing Agreement included as an exhibit to the Registration Statement; and
(3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.

     As your counsel, we have advised you with respect to certain federal income tax aspects of the proposed issuance of the Certificates of each Series. Such advice has formed the basis for the description of material federal income tax consequences for holders of the

Washington, D.C./Phoenix, Arizona/Overland Park, Kansas/Wichita,
Kansas

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Midland Realty Acceptance Corp.
July 2, 1996
Page 2

Certificates that appears under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

     This opinion is based on the facts and circumstances set forth in the Prospectus and the form of Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Consequently, we express no such opinion with respect to any particular Series of Certificates. As the Registration Statement contemplates multiple Series of Certificates with numerous different characteristics, the particular characteristics of a Series of Certificates must be considered in evaluating whether such opinion would be relevant under the circumstances.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our firm under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                                MORRISON & HECKER L.L.P.



                                /s/ Ben W. Hobert
                                Ben W. Hobert





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